Exhibit 10.1

资产购买协议 / Asset Purchase Agreement

本资产购买协议（本**“协议”）于2025年11月23日（本“生效日期”）由Northann Corp.（一家Neveda公司，其主要营业地点位于2251 Catawba River Rd, Fort Lawn, SC 29714（“买方”，仅就第3条而言，为“发行方”）与Kingsford Consultancy Ltd.， 一家Seychelles公司 ，根据Seychelles法律组织并存续，其注册办事处位于Mahe Island, Petite Anse, Seychelles（“卖方”）订立。买方与卖方有时在本协议中单独称为“一方”，合称为“各方”**。

This Asset Purchase Agreement (this "Agreement") is entered into as of November 23, 2025 (the "Effective Date"), by and between Northann Corp., a Neveda corporation with its principal place of business at 2251 Catawba River Rd, Fort Lawn SC 29714 (the "Buyer" and, solely with respect to Section 3, the "Issuer"), and Kingsford Consultancy Ltd., a Company organized and existing under the laws of Seychelles  with its registered office at Mahe Island, Petite Anse, Seychelles (the "Seller"). Buyer and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

序言 / RECITALS

鉴于，卖方为某些专有软件资产的唯一及受益所有人，该等软件资产涉及供应链管理系统（“软件”，定义见下文），包括其中所有相关的知识产权；

WHEREAS, Seller is the sole and beneficial owner of certain proprietary software assets relating to a supply chain management system (the "Software", as defined below), including all related intellectual property rights therein;

鉴于，卖方希望向买方出售、转让、让与、移转并交付卖方对软件的所有权利、所有权及权益，清空所有留置权、负担、权利主张及任何种类限制（“购买资产”，定义见下文），买方希望从卖方购买并取得该等资产，根据本协议条款并受其约束；

WHEREAS, Seller desires to sell, assign, transfer, convey and deliver to Buyer, and Buyer desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to the Software, free and clear of all liens, encumbrances, claims and restrictions of any kind (the "Purchased Assets", as defined below), upon the terms and subject to the conditions set forth herein;

鉴于，作为购买及出售购买资产的对价，买方（作为发行方）同意按照本协议规定方式向卖方指定受让人发行并交付买方12,500,000普通股，每股面值0.001美元（“普通股”）；

WHEREAS, as consideration for the purchase and sale of the Purchased Assets, Buyer (as Issuer) agrees to issue and deliver to Seller's designee 12,500,000 shares of Buyer common stock, par value $0.001 per share (the "Common Stock"), in the manner set forth herein;

鉴于，各方希望就前述交易规定某些陈述、保证、契约及协议；

WHEREAS, the Parties desire to set forth certain representations, warranties, covenants and agreements in connection with the foregoing transactions;

因此，鉴于本协议所载各方相互之间的契约、陈述、保证及协议，并鉴于其他善意及有价值对价（各方特此承认其收取及充分性），各方特此约定如下：

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

第1条 定义与解释 / ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.1 某些定义 / 1.1 Certain Definitions

就本协议而言，下列术语具有以下含义：

For purposes of this Agreement, the following terms have the meanings set forth below:

•	“诉讼” 指由或在任何政府当局前进行的任何权利主张、诉讼、诉讼、仲裁、调查、审计、程序或调查。

"Action" means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before any Governmental Authority.

•	“关联方” 指就任何人士而言，任何直接或间接控制该人士、受该人士控制或与该人士共同受控制的其他人士。

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.

•	“营业日” 指除星期六、星期日或Neveda州商业银行根据法律被授权或被要求关闭的其他日子以外的任何日子。

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Neveda are authorized or required by Law to close.

•	“交割” 具有第2.4条所载含义。

"Closing" has the meaning set forth in Section 2.4.

•	“交割日期” 指交割实际发生的日期。

"Closing Date" means the date on which the Closing occurs.

•	“对价股份” 指根据第3.2条向卖方指定受让人发行的12,500,000股普通股。

"Consideration Shares" means 12,500,000 shares of Common Stock to be issued to Seller's designee in accordance with Section 3.2.

•	“控制”（包括“受……控制”及“与……共同受控制”）指通过投票证券所有权、合同或其他方式，直接或间接拥有指导或导致指导某人士管理及政策的方向的权力。

"Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

•	“负担” 指任何留置权、质押、抵押、信托契据、抵押让与、担保权益、所有权保留、租赁、分租赁、许可、收费、期权、认股权证、地役权、役权、通行权、限制、契约或其他任何种类的负担。

"Encumbrance" means any lien, pledge, mortgage, deed of trust, hypothecation, assignment, security interest, title retention, lease, sublease, license, charge, option, warrant, easement, servitude, right of way, restriction, covenant or other encumbrance of any kind.

•	“政府当局” 指任何联邦、州、地方或外国政府或其政治分区，或该政府或政治分区的任何机构或工具，或任何自律组织或其他非政府监管当局或准政府当局（在其规则、法规或命令具有法律效力的范围内），或任何具有管辖权的仲裁员、法院或法庭。

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

•	“知识产权” 指所有知识产权及相关专有权利、权益及保护（在全球任何司法管辖区，无论注册或未注册），包括所有与版权、商标、商业外观、商号、商业秘密、专利、実用新型、工业设计、保密信息、专有技术、发明、道德权利、数据库权利及所有申请、注册、续展、竞标及申请该等权利的权利相关的权利。

"Intellectual Property" means all intellectual property rights and related proprietary rights, interests and protections (in each case in any jurisdiction throughout the world and whether registered or unregistered), including all rights associated with or arising under copyright, trademark, trade dress, trade name, trade secret, patent, utility model, industrial design, confidential information, know-how, invention, moral rights, database rights and all applications, registrations and renewals of, and bids and rights to apply for, such rights.

•	“发行方” 具有引言段落所载含义。

"Issuer" has the meaning set forth in the introductory paragraph.

•	“知情” 指，(a) 就卖方而言，卖方执行官在对其直接下属进行合理查询后的实际知识，该等下属合理预期对相关事项具有知识，以及 (b) 就买方而言，买方执行官的实际知识。

"Knowledge" means, (a) with respect to Seller, the actual knowledge of the executive officers of Seller, after reasonable inquiry of their direct reports who would reasonably be expected to have knowledge of the matter in question, and (b) with respect to Buyer, the actual knowledge of the executive officers of Buyer.

•	“法律” 指任何政府当局的成文法、法律、条例、法规、规则、法令、禁令、判决、法令或其他命令。

"Law" means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or other order of any Governmental Authority.

•	“损失” 指所有损失、损害、责任、不足、权利主张、利息、裁决、判决、罚款、罚金、成本及费用（包括合理的实际支出律师费、支出及其他调查、诉讼、专家及顾问成本）。

"Losses" means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, fines, costs and expenses (including reasonable out-of-pocket attorneys' fees, disbursements and other costs of investigation, litigation, experts and consultants).

•

“重大不利影响” 指任何变更、事件、影响、发生或情况，单独或与任何其他变更、事件、影响、发生或情况合并，对购买资产的业务、资产、财务状况或经营业绩产生或合理预期产生重大不利影响；但以下事项不构成重大不利影响或在确定是否发生重大不利影响时不予考虑：(a) 影响美国或任何其他国家经济或金融或资本市场的一般变更；(b) 影响卖方经营的行业的变更；(c) 本协议执行或公布引起的变更；或 (d) 战争、武装敌对行动、破坏、恐怖主义或自然灾害引起的变更。

"Material Adverse Effect" means any change, event, effect, occurrence or circumstance that, individually or in the aggregate with any other changes, events, effects, occurrences or circumstances, has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Purchased Assets; provided, however, that none of the following shall be deemed to constitute, or shall be taken into account in determining whether there has occurred, a Material Adverse Effect: (a) changes generally affecting the economy or financial or capital markets in the United States or any other country; (b) changes generally affecting the industries in which Seller operates; (c) any change arising from or attributable to the execution or announcement of this Agreement; or (d) any change arising from or attributable to acts of war, armed hostilities, sabotage, terrorism or natural disasters.

•	“人士” 指个人、公司、合伙企业、合资企业、有限责任公司、政府当局、非公司组织、信托、协会或其他实体。

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

•	“购买资产” 具有第2.1条所载含义。

"Purchased Assets" has the meaning set forth in Section 2.1.

•	“购买价款” 具有第3.1条所载含义。

"Purchase Price" has the meaning set forth in Section 3.1.

•	“陈述与保证” 指本协议第4条中各方所作陈述与保证。

"Representations and Warranties" means the representations and warranties of the Parties hereto set forth in Article 4.

•	“证券法” 指1933年《证券法》，经修订。

"Securities Act" means the Securities Act of 1933, as amended.

•	“软件” 指附表1（“软件规格”）中描述的供应链管理系统软件，包括所有源代码、目标代码、可执行文件、文档、数据库、用户界面、API及相关材料，连同所有更新、修改、增强、衍生品及其中知识产权。

"Software" means the supply chain management system software described in Schedule 1 (the "Software Specifications"), including all source code, object code, executables, documentation, databases, user interfaces, APIs, and related materials, together with all updates, modifications, enhancements, derivatives and Intellectual Property rights therein.

•	“交易文件” 指本协议及与本协议相关的任何其他协议、证书、文书或文件。

"Transaction Documents" means this Agreement and any other agreements, certificates, instruments or documents entered into or delivered in connection with this Agreement.

1.2 解释 / 1.2 Interpretation

除非本协议上下文另有要求：(a) 本协议中提及条款、章节或附表时，指本协议的条款、章节或附表；(b) “包括”、“包含”及“包括但不限于”等词及其变体，应被视为后接“但不限于”短语；(c) “美元”或“$”指美国美元；(d) 本协议中使用“本协议”、“本文”、“特此”、“本协议”、“本协议下”等词及类似含义词，指本协议整体而非本协议的任何特定条款；(e) “或”字非排他性；(f) 日子指营业日，除非另有指示；(g) 本协议标题仅为参考方便，不得限制或影响本协议含义；(h) 单数包括复数，反之亦然；以及 (i) 本协议解释时，不考虑任何推定或规则要求解释为对起草方不利。

Unless the context of this Agreement otherwise requires: (a) when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement; (b) the words "include," "includes" and "including" and variations thereof, shall be deemed to be followed by the phrase "without limitation"; (c) the term "dollars" or "$" means United States dollars; (d) the words "hereof," "herein," "hereby," "hereto" and "hereunder," and words of similar import when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the word "or" is not exclusive; (f) references to days shall be to Business Days unless otherwise indicated; (g) the headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof; (h) the singular shall include the plural, and vice versa; and (i) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

第2条 购买与出售 / ARTICLE 2 PURCHASE AND SALE

2.1 购买资产的购买与出售 / 2.1 Purchase and Sale of Purchased Assets

根据本协议条款并受其约束，在交割时，卖方应向买方出售、转让、让与、移转并交付购买资产，买方应从卖方购买购买资产，清空所有负担。“购买资产” 仅包括软件及所有相关文档、源代码、目标代码、数据库、商业秘密、专有技术、商誉及其他专与之相关的无形资产，如附表2.1所述。

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances, all of Seller's right, title and interest in, to and under the Purchased Assets. The "Purchased Assets" shall consist solely of the Software and all related documentation, source code, object code, databases, trade secrets, know-how, goodwill and other intangible assets exclusively related thereto, as more fully described in Schedule 2.1 attached hereto.

2.2 排除资产及责任 / 2.2 Excluded Assets and Liabilities

除购买资产外，买方或其任何关联方不承担卖方的任何其他资产、责任或义务，无论已知或未知、或有或否则，卖方保留所有该等资产、责任及义务。

Other than the Purchased Assets, neither Buyer nor any of its Affiliates shall assume any other assets, liabilities or obligations of Seller, whether known or unknown, contingent or otherwise, and Seller shall retain all such assets, liabilities and obligations.

2.3 交割交付物 / 2.3 Closing Deliverables

在交割时或之前：

(a) 卖方交付物。卖方应向买方交付或促使交付：

(i) 经卖方正式签署的财产转让及让与协议（“财产转让书”），形式及实质合理满意于买方，将购买资产让与买方；

(ii) 购买资产的所有物理及电子副本，包括所有源代码、文档及相关材料，以结构化、机器可读格式；

(iii) 由卖方授权高管签署的证书，证明第6.1条所载条件满足；以及

(iv) 买方合理要求以实现本协议预期的其他协议、文书及文件。

At or prior to the Closing:

(a) Seller Deliverables. Seller shall deliver or cause to be delivered to Buyer:

(i) a duly executed bill of sale and assignment agreement in form and substance reasonably satisfactory to Buyer (the "Bill of Sale") conveying the Purchased Assets to Buyer;

(ii) all physical and electronic copies of the Purchased Assets, including all source code, documentation and related materials, in a structured, machine-readable format;

(iii)  a certificate executed by an authorized officer of Seller certifying the satisfaction of the conditions set forth in Section 6.1; and

(iv) such other agreements, instruments and documents as may be reasonably requested by Buyer to effectuate the transactions contemplated hereby.

(b) 买方交付物。买方应向卖方交付或促使交付：

(i) 根据第3.2条发行对价股份的证据；

(ii) 由买方授权高管签署的证书，证明第6.2条所载条件满足；以及

(iii) 卖方合理要求以实现本协议预期的其他协议、文书及文件。

(b) Buyer Deliverables. Buyer shall deliver or cause to be delivered to Seller:

(i) evidence of issuance of the Consideration Shares in accordance with Section 3.2;

(ii) a certificate executed by an authorized officer of Buyer certifying the satisfaction of the conditions set forth in Section 6.2; and

(iii) such other agreements, instruments and documents as may be reasonably requested by Seller to effectuate the transactions contemplated hereby.

2.4 交割 / 2.4 Closing

本协议预期的交易交割（“交割”）应通过交换签署文件及交付物远程进行，或各方同意的其他时间、日期及地点（交割实际发生的日期在本协议中称为**“交割日期”**），该日期应不晚于第6条所载条件满足或豁免后三个（3）营业日（性质上在交割时满足的条件除外），或各方同意的其他时间。

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place remotely via the exchange of executed documents and deliverables, or at such other time, date and place as the Parties may agree (the date on which the Closing actually occurs being referred to herein as the "Closing Date"), which shall occur no later than three (3) Business Days after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing), or at such other time as the Parties may agree.

第3条 购买价款；对价 / ARTICLE 3 PURCHASE PRICE; CONSIDERATION

3.1 购买价款 / 3.1 Purchase Price

购买资产的总购买价款为5,000,000美元（“购买价款”）。该价款将通过发行12,500,000普通股支付，每股0.40美元。

The aggregate purchase price for the Purchased Assets shall be $5,000,000 (the "Purchase Price") which shall be paid by issuance of 12,500,000 shares of Common Stock, at a price per share of $0.40.

3.2 支付形式 / 3.2 Form of Payment

尽管本协议有任何相反规定，购买价款应仅通过发行方向卖方指定受让人（“指定人”）发行并交付对价股份支付。卖方应至少在交割日期前五个（5）营业日书面通知买方指定人及发行所需任何细节。各方承认，对价股份系在证券法第4(a)(2)条豁免注册的私募交易中发行，并构成适用联邦及州证券法下的“受限证券”。对价股份应带有附表3.2所述实质形式的限制性 legends。卖方陈述及保证，卖方或指定人并非买方“关联方”（证券法第144条定义），对价股份系为投资目的取得，而非为违反证券法分配，并遵守所有适用证券法。

Notwithstanding anything to the contrary herein, the Purchase Price shall be paid solely by issuance and delivery by Issuer to Seller's designee (the "Designee") of the Consideration Shares. Seller shall provide written notice to Buyer at least five (5) Business Days prior to the Closing Date specifying the Designee and any required details for issuance. The Parties acknowledge that the Consideration Shares are being issued in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act, and shall constitute "restricted securities" under applicable federal and state securities laws. The Consideration Shares shall bear a restrictive legend substantially in the form set forth in Schedule 3.2. Seller represents and warrants that neither Seller nor the Designee is an "affiliate" (as defined in Rule 144 under the Securities Act) of Buyer, and that the Consideration Shares are being acquired for investment purposes only, without a view to distribution, and in compliance with all applicable securities laws.

3.3 购买价款分配 / 3.3 Allocation of Purchase Price

各方同意，将购买价款在购买资产间分配，如附表3.3所述。

The Parties agree to allocate the Purchase Price among the Purchased Assets, as set forth in Schedule 3.3 attached hereto.

第4条 陈述与保证 / ARTICLE 4 REPRESENTATIONS AND WARRANTIES

4.1 卖方的陈述与保证 / 4.1 Representations and Warranties of Seller

除卖方同时向买方交付的相应编号披露附表（“卖方披露附表”）所述外，卖方于生效日期及交割日期向买方陈述及保证如下：

Except as set forth in the correspondingly numbered disclosure schedules delivered by Seller to Buyer concurrently herewith (the "Seller Disclosure Schedules"), Seller represents and warrants to Buyer as of the Effective Date and as of the Closing Date as follows:

4.1.1 组织及资格 / 4.1.1 Organization and Qualification

卖方系根据其公司设立司法管辖区法律正式组织、有效存续并处于良好地位的公司，拥有充分的公司权力及权限拥有、租赁及经营其财产并开展其当前经营业务。卖方在每个所有权或经营其资产或开展其业务要求该等资格的司法管辖区正式资格或许可并处于良好地位，除非失败合理预期产生重大不利影响。

Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

4.1.2 权限；可执行性 / 4.1.2 Authority; Enforceability

卖方拥有充分权利、权力及权限签署及交付本协议及其中一方为当事人的每份交易文件，履行其本协议及该等文件下义务并完成本协议及该等文件预期的交易。卖方签署及交付本协议及其中一方为当事人的每份交易文件、履行其本协议及该等文件下义务并完成本协议及该等文件预期的交易，已由卖方所有必要公司行动正式授权。本协议已由卖方正式签署及交付，且假设买方正式授权、签署及交付，本协议构成卖方对其条款的法律、有效及有约束力的义务，中一方为当事人的每份交易文件经签署将构成该等义务，受破产、资不抵债、欺诈转让、重整、缓期执行及其他类似法律对债权人权利的影响及一般衡平原则（无论在衡平诉讼或法律诉讼中考虑）限制。

Seller has the full right, power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and each Transaction Document to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and upon their execution each of the Transaction Documents to which Seller is a party will be, duly executed and delivered by Seller, and, assuming due authorization, execution and delivery by Buyer, this Agreement constitutes, and upon their execution each of the Transaction Documents to which Seller is a party will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

4.1.3 无冲突；同意 / 4.1.3 No Conflicts; Consents

卖方签署及交付本协议及其中一方为当事人的每份交易文件，不违反且不导致违反卖方组织文件任何规定，履行其本协议及该等文件下义务并完成本协议及该等文件预期的交易将不，(a) 违反或导致违反卖方组织文件任何规定，(b) 违反或导致违反或违约（或导致任何终止、取消或加速权利）根据卖方为当事方或其任何财产或资产受约束的任何票据、债券、抵押、契约、许可、合同、协议或其他文书或义务条款、条件或规定，除非合理预期产生重大不利影响，或 (c) 违反适用卖方或其财产或资产的任何法律或命令。无任何政府当局或其他人士的同意、批准、许可、许可、命令或授权（每项**“同意”），或注册、申报或备案（每项“备案”**），要求由卖方或就卖方取得或作出，以连接签署、交付及履行本协议及交易文件并完成本协议及该等文件预期的交易，除已取得或作出的同意及备案外。

The execution and delivery by Seller of this Agreement and each Transaction Document to which it is a party, does not, and the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (a) conflict with or result in a violation of any provision of the organizational documents of Seller, (b) conflict with or result in a violation or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Seller is a party or by which any of its properties or assets may be bound, except as would not reasonably be expected to have a Material Adverse Effect, or (c) violate any Law or Order applicable to Seller or its properties or assets. No consent, approval, license, permit, order or authorization (each, a "Consent") of, or registration, declaration or filing (each, a "Filing") with, any Governmental Authority or other Person is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, other than Consents and Filings that have been obtained or made.

4.1.4 购买资产所有权 / 4.1.4 Title to Purchased Assets

卖方为购买资产的唯一及独占所有人，并拥有良好、有效及可市场化的所有权，清空所有负担。在交割时财产转让书交付买方后，买方将拥有购买资产的良好、有效及可市场化的所有权，清空所有负担。购买资产构成买方独立以与卖方当前类似方式经营软件所需的所有资产、权利及财产。购买资产在所有重大方面处于良好经营状况及维修状态，受正常磨损影响，并按照卖方过去惯例维护。

Seller is the sole and exclusive owner of, and has good, valid and marketable title to, all of the Purchased Assets, free and clear of all Encumbrances. Upon delivery of the Bill of Sale to Buyer at the Closing, Buyer will own, with good, valid and marketable title to, all of the Purchased Assets, free and clear of all Encumbrances. The Purchased Assets constitute all of the assets, rights and properties necessary for Buyer to independently operate the Software in substantially the same manner as currently operated by Seller. The Purchased Assets are in good operating condition and repair in all material respects, subject to normal wear and tear, and have been maintained consistent with Seller's past practices.

4.1.5 知识产权 / 4.1.5 Intellectual Property

(a) 所有权。附表4.1.5(a) 列出购买资产中所有注册知识产权的真实、正确及完整清单。卖方为购买资产中知识产权的所有权利、所有权及权益的唯一及独占所有人，清空所有负担。无任何已和解、开始或待决诉讼，包括任何反对、取消、干扰或复审程序，挑战该等知识产权的有效性、可执行性、可注册性、所有权或使用。

(a) Ownership. Schedule 4.1.5(a) sets forth a true, correct and complete list of all registered Intellectual Property included in the Purchased Assets. Seller is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property included in the Purchased Assets, free and clear of all Encumbrances. There are no actions settled, commenced or pending, including any opposition, cancellation, interference or reexamination proceedings, that challenge the validity, enforceability, registrability, ownership or use of any such Intellectual Property.

(b) 充分性。购买资产中知识产权构成经营卖方当前经营软件所需的所有知识产权。

(b) Sufficiency. The Intellectual Property included in the Purchased Assets constitutes all of the Intellectual Property necessary to operate the Software as currently operated by Seller.

(c) 侵权。卖方经营软件或使用购买资产未侵犯、挪用或以其他方式违反，且当前未侵犯、挪用或以其他方式违反任何第三方知识产权。无任何诉讼待决或，据卖方知情，威胁针对卖方主张任何该等侵权、挪用或其他违反，且卖方未收到任何书面通信主张卖方从事任何该等侵权、挪用或其他违反。

(c) Infringement. Neither the operation of the Software nor the use of the Purchased Assets by Seller has infringed, misappropriated or otherwise violated, or currently infringes, misappropriates or otherwise violates, any Intellectual Property of any third party. No Action is pending or, to the Knowledge of Seller, threatened against Seller alleging any such infringement, misappropriation or other violation, and Seller has not received any written communication alleging that Seller has engaged in any such infringement, misappropriation or other violation.

(d) 第三方无侵权。据卖方知情，无第三方当前侵犯、挪用或以其他方式违反购买资产中任何知识产权。

(d) No Infringement by Third Parties. To the Knowledge of Seller, no third party is currently infringing, misappropriating or otherwise violating any Intellectual Property included in the Purchased Assets.

(e) 许可。无卖方为当事方或购买资产受约束的任何许可、分许可、不起诉契约或其他协议，向任何第三方授予使用、实施或以其他方式利用购买资产中知识产权的任何权利，除了一般业务中一致于过去惯例向最终用户授予的非独占许可外。

(e) Licenses. There are no licenses, sublicenses, covenants not to sue or other agreements to which Seller is a party, or to which any of the Purchased Assets are otherwise bound, granting any third party any right to use, practice or otherwise exploit any of the Intellectual Property included in the Purchased Assets, except for non-exclusive licenses granted to end-users in the ordinary course of business consistent with past practice.

(f) 源代码。卖方未向任何人士披露、交付或许可，或允许披露、交付或许可源代码（除受书面保密协议约束的雇员或承包商外，该等协议保持完全效力）。本协议执行或完成本协议任何预期交易将不导致 (i) 任何人士取得软件源代码的任何权利或 (ii) 从托管释放或向任何人士交付软件源代码。

(f) Source Code. Seller has not disclosed, delivered or licensed to any Person, or permitted the disclosure or delivery or license to any Person of, the source code forming a part of the Purchased Assets (other than to employees or contractors bound by written confidentiality agreements that remain in full force and effect). Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will result in (i) any Person obtaining any right to the source code of the Software or (ii) the release from escrow or delivery of the source code of the Software to any Person.

(g) 数据隐私。软件遵守且始终遵守所有适用隐私法律及关于收集、存储、使用及披露个人身份信息及其他数据的合同义务。卖方未收到任何政府当局或其他人士的书面通知主张违反任何该等法律或义务。

(g) Data Privacy. The Software complies, and has at all times complied, with all applicable privacy Laws and contractual obligations regarding the collection, storage, use and disclosure of personally identifiable information and other data. Seller has not received any written notice from any Governmental Authority or other Person alleging any violation of any such Law or obligation.

4.1.6 诉讼 / 4.1.6 Litigation

无任何诉讼待决或，据卖方知情，威胁针对卖方或购买资产，合理预期产生重大不利影响或重大损害或延迟卖方履行本协议下义务或完成本协议预期交易。卖方或购买资产不受任何未决命令约束，合理预期产生重大不利影响。

There is no Action pending or, to the Knowledge of Seller, threatened against Seller or any of the Purchased Assets that would reasonably be expected to result in a Material Adverse Effect or materially impair or delay Seller's ability to perform its obligations hereunder or the consummation of the transactions contemplated hereby. Neither Seller nor any of the Purchased Assets is subject to any outstanding Order that would reasonably be expected to have a Material Adverse Effect.

4.1.7 遵守法律 / 4.1.7 Compliance with Laws

卖方在所有重大方面遵守且始终遵守适用于购买资产所有权及经营的所有法律。卖方未收到任何政府当局的书面通知主张违反任何该等法律。

Seller is, and at all times has been, in compliance in all material respects with all Laws applicable to the ownership and operation of the Purchased Assets. Seller has not received any written notice from any Governmental Authority alleging any material violation of any such Law.

4.1.8 经纪人 / 4.1.8 Brokers

无经纪人、发现人或投资银行人基于卖方或代表卖方安排有权取得本协议预期交易的任何经纪、发现或其他费用或佣金。

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

4.1.9 投资陈述 / 4.1.9 Investment Representations

卖方 (a) 为其自身账户、为投资目的而非为违反证券法分配取得对价股份，(b) 理解对价股份未根据证券法或任何州证券法律注册，并构成适用联邦及州证券法下的“受限证券”，(c) 为证券法下D条例第501(a)条定义的“合格投资者”，(d) 具有充分财务及业务知识及经验，能够评估对价股份投资的优点及风险，(e) 已获得其要求的所有买方信息，并有机会向买方提问并获得关于对价股份发行条款及条件的答案，以及 (f) 理解买方可依赖该等陈述发行对价股份。

Seller (a) is acquiring the Consideration Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, (b) understands that the Consideration Shares have not been registered under the Securities Act or any state securities Laws and constitute "restricted securities" under applicable federal and state securities Laws, (c) is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, (d) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Consideration Shares, (e) has been afforded access to all information regarding Buyer that it has requested and has had the opportunity to ask questions of and receive answers from Buyer concerning the terms and conditions of the issuance of the Consideration Shares, and (f) understands that Buyer may rely upon the foregoing representations in effecting the issuance of the Consideration Shares.

4.1.10 充分披露 / 4.1.10 Full Disclosure

卖方在本协议中的任何陈述或保证及卖方披露附表或根据本协议条款向买方提供或将提供的任何证书或其他文件不含任何重大事实的不实陈述或遗漏必要重大事实以使该等陈述不具误导性。

No representation or warranty by Seller in this Agreement and no statement contained in the Seller Disclosure Schedules or any certificate or other document furnished or to be furnished to Buyer pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

4.2 买方的陈述与保证 / 4.2 Representations and Warranties of Buyer

买方于生效日期及交割日期向卖方陈述及保证如下：

Buyer represents and warrants to Seller as of the Effective Date and as of the Closing Date as follows:

4.2.1 组织及资格 / 4.2.1 Organization and Qualification

买方系根据Neveda州法律正式组织、有效存续并处于良好地位的公司，拥有充分的公司权力及权限拥有、租赁及经营其财产并开展其当前经营业务。

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Neveda， with full corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

4.2.2 权限；可执行性 / 4.2.2 Authority; Enforceability

买方拥有充分权利、权力及权限签署及交付本协议及其中一方为当事人的每份交易文件，履行其本协议及该等文件下义务并完成本协议及该等文件预期的交易。买方签署及交付本协议及其中一方为当事人的每份交易文件、履行其本协议及该等文件下义务并完成本协议及该等文件预期的交易，已由买方所有必要公司行动正式授权。本协议已由买方正式签署及交付，且假设卖方正式授权、签署及交付，本协议构成买方对其条款的法律、有效及有约束力的义务，中一方为当事人的每份交易文件经签署将构成该等义务，受破产、资不抵债、欺诈转让、重整、缓期执行及其他类似法律对债权人权利的影响及一般衡平原则（无论在衡平诉讼或法律诉讼中考虑）限制。

Buyer has the full right, power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and each Transaction Document to which it is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Transaction Documents to which Buyer is a party will be, duly executed and delivered by Buyer, and, assuming due authorization, execution and delivery by Seller, this Agreement constitutes, and upon their execution each of the Transaction Documents to which Buyer is a party will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

4.2.3 无冲突；同意 / 4.2.3 No Conflicts; Consents

买方签署及交付本协议及其中一方为当事人的每份交易文件，不违反且不导致违反买方组织文件任何规定，履行其本协议及该等文件下义务并完成本协议及该等文件预期的交易将不，(a) 违反或导致违反买方组织文件任何规定，(b) 违反或导致违约买方为当事方的任何重大合同，或 (c) 违反适用买方的任何法律或命令。无任何政府当局的同意或备案要求由买方取得或作出，以连接签署、交付及履行本协议及交易文件并完成本协议及该等文件预期的交易，除证券交易法（经修订，“交易法”）下任何交割后备案外。

The execution and delivery by Buyer of this Agreement and each Transaction Document to which it is a party, does not, and the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (a) conflict with or result in a violation of any provision of the organizational documents of Buyer, (b) conflict with or result in a violation or default under any material contract to which Buyer is a party, or (c) violate any Law or Order applicable to Buyer. No Consent of, or Filing with, any Governmental Authority is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, other than any post-Closing filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

4.2.4 对价股份发行 / 4.2.4 Issuance of Consideration Shares

对价股份经正式授权、有效发行、完全支付及非评估，且将遵守所有适用联邦及州证券法律发行，清空所有负担。对价股份发行豁免证券法第5条注册要求。

The Consideration Shares are duly authorized, validly issued, fully paid and nonassessable, and will be issued in compliance with all applicable federal and state securities Laws, free and clear of all Encumbrances. The issuance of the Consideration Shares is exempt from the registration requirements of Section 5 of the Securities Act.

4.2.5 美国证监会报告 / 4.2.5 SEC Reports

买方2024财政年度10-K表年报及自该日期以来根据交易法提交的所有其他报告、委托书及信息（“美国证监会报告”）在美国证券交易委员会（“美国证监会”）维护的EDGAR系统公开可用。美国证监会报告在生效或提交美国证监会时（视情况而定），在所有重大方面符合证券法或交易法（适用时）的要求，且不含任何重大事实的不实陈述或遗漏必要重大事实以使该等陈述在作出时情况下的不具误导性。

Buyer's Annual Report on Form 10-K for the fiscal year ended 2024, and all other reports, proxy statements and information filed by Buyer under the Exchange Act since such date (the "SEC Reports") are publicly available on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the "SEC"). The SEC Reports, when they became effective or were filed with the SEC (as the case may be), conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.2.6 经纪人 / 4.2.6 Brokers

无经纪人、发现人或投资银行人基于买方或代表买方安排有权取得本协议预期交易的任何经纪、发现或其他费用或佣金。

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

4.2.7 诉讼 / 4.2.7 Litigation

无任何诉讼待决或，据买方知情，威胁针对买方，合理预期重大损害或延迟买方履行本协议下义务或完成本协议预期交易。

There is no Action pending or, to the Knowledge of Buyer, threatened against Buyer that would reasonably be expected to materially impair or delay Buyer's ability to perform its obligations hereunder or the consummation of the transactions contemplated hereby.

4.3 陈述与保证的存续 / 4.3 Survival of Representations and Warranties

陈述与保证在交割后存续如下：(a) 第4.1.1、4.1.2、4.1.3、4.1.8、4.1.9、4.2.1、4.2.2、4.2.3及4.2.4条陈述与保证无限期存续，以及 (b) 所有其他陈述与保证在交割后十八（18）月到期；但，在适用存续期到期前以善意并合理具体（在可行范围内）及书面方式主张的任何违反陈述或保证的权利主张，将就该权利主张存续至最终解决。

The Representations and Warranties shall survive the Closing as follows: (a) the representations and warranties in Sections 4.1.1, 4.1.2, 4.1.3, 4.1.8, 4.1.9, 4.2.1, 4.2.2, 4.2.3 and 4.2.4 shall survive indefinitely, and (b) all other Representations and Warranties shall survive the Closing until the date that is eighteen (18) months after the Closing Date; provided, however, that any claim for breach of any Representation or Warranty that is asserted in good faith with reasonable specificity (to the extent practicable) and in writing prior to the expiration of the applicable survival period shall survive with respect to such claim until the final resolution thereof.

第5条 契约 / ARTICLE 5 COVENANTS

5.1 保密 / 5.1 Confidentiality

自生效日期起，卖方应，并促使其关联方及代表严格保密所有关于购买资产及本协议预期交易的非公开信息，除非该等信息 (a) 非因违反本第5.1条而公开可用，(b) 法律要求披露（届时卖方应事先通知买方并提供合理机会寻求保护令），或 (c) 仅用于执行本协议下权利的任何诉讼。本第5.1条在本协议终止后存续五年（5年）。

From and after the Effective Date, Seller shall, and shall cause its Affiliates and representatives to, hold in strict confidence all non-public information concerning the Purchased Assets and the transactions contemplated by this Agreement, except to the extent such information (a) becomes publicly available other than pursuant to a breach of this Section 5.1, (b) is required to be disclosed by Law (in which case Seller shall provide Buyer with prior notice of such disclosure and a reasonable opportunity to seek a protective order), or (c) is used solely in connection with any Action to enforce rights under this Agreement. This Section 5.1 shall survive termination of this Agreement for a period of five (5) years.

5.2 公开公告 / 5.2 Public Announcements

未经对方事先书面同意，任何一方不得就本协议预期交易作出任何公开公告或发布任何新闻稿，除非法律（包括美国证监会规则及法规）或任何证券交易所或上市协议要求。

Neither Party shall make any public announcement or issue any press release regarding the transactions contemplated hereby without the prior written consent of the other Party, except as may be required by Law (including the rules and regulations of the SEC) or by any stock exchange or listing agreement.

5.3 非竞争；非招揽 / 5.3 Non-Competition; Non-Solicitation

(a) 非竞争。在交割日期后两年（2年）期内（“限制期”），卖方不得，并不得允许其任何关联方，直接或间接，在美国任何地方，从事或参与开发、市场或销售与软件实质类似的供应链管理软件业务。

(a) Non-Competition. For a period of two (2) years following the Closing Date (the "Restricted Period"), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, anywhere in the United States, engage in or participate in any business that develops, markets or sells supply chain management software substantially similar to the Software.

(b) 非招揽。在限制期内，卖方不得，直接或间接，(i) 招揽或雇佣交割日期时参与软件的买方任何雇员，或 (ii) 招揽或引诱软件任何客户或供应商终止或减少其与买方关系。

(b) Non-Solicitation. During the Restricted Period, Seller shall not, directly or indirectly, (i) solicit for employment or hire any employee of Buyer who was involved in the Software as of the Closing Date, or (ii) solicit or entice any customer or supplier of the Software to cease or reduce its relationship with Buyer.

(c) 可执行性。若本第5.4条任何规定因期限、地域范围或范围过广而不可执行，该规定应可分离，且法院应修改其以最大程度符合法律许可的可执行性。

(c) Enforceability. If any provision of this Section 5.4 is held to be unenforceable because it is overbroad as to duration, geographic area or scope, it shall be severable and the court shall modify it to make it enforceable to the maximum extent permitted by Law.

5.4 进一步保证 / 5.4 Further Assurances

交割后，各方应，并促使其关联方，签署及交付该等额外文件、文书、让与及保证并采取该等进一步行动，以合理要求实现本协议规定并使本协议预期交易生效。

Following the Closing, each Party shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

5.5 费用 / 5.5 Expenses

除本协议另有明确规定外，本协议及本协议预期交易的所有成本及费用应由发生该等成本及费用的各方支付。

Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

第6条 交割条件 / ARTICLE 6 CONDITIONS TO CLOSING

6.1 买方义务条件 / 6.1 Conditions to Obligations of Buyer

买方完成本协议预期交易的义务取决于买方（在适用法律许可范围内）在交割时或之前满足或豁免以下每个条件：

(a) 卖方陈述与保证在交割日期上真实正确，仿佛在交割日期作出（除该等陈述与保证明确涉及较早日期者，在该等较早日期上真实正确）。

(b) 卖方已在所有重大方面履行本协议要求其在交割时或之前履行的所有义务。

(c) 无命令或法律被颁布、进入、执行或被视为适用于本协议预期交易，使该等交易非法或以其他方式防止该等交易完。

(d) 卖方已交付第2.3(a)条要求其交付的每个交付物。

(e) 买方股东和NYSE American均批准协议及根据协议发行股份。

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Buyer (to the extent permitted by applicable Law) at or prior to the Closing of each of the following conditions:

(a) The Representations and Warranties of Seller shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such Representations and Warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date).

(b) Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) No Order or Law shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that would make the consummation of such transactions illegal or otherwise prevent the consummation of such transactions.

(d) Seller shall have delivered each of the deliverables required to be delivered by it under Section 2.3(a).

(e) Both of the shareholders of the Buyer and the NYSE American approve the share issuance pursuant to the Agreement.

6.2 卖方义务条件 / 6.2 Conditions to Obligations of Seller

卖方完成本协议预期交易的义务取决于卖方（在适用法律许可范围内）在交割时或之前满足或豁免以下每个条件：

(a) 买方陈述与保证在交割日期上真实正确，仿佛在交割日期作出（除该等陈述与保证明确涉及较早日期者，在该等较早日期上真实正确）。

(b) 买方已在所有重大方面履行本协议要求其在交割时或之前履行的所有义务。

(c) 无命令或法律被颁布、进入、执行或被视为适用于本协议预期交易，使该等交易非法或以其他方式防止该等交易完成。

(d) 买方已交付第2.3(b)条要求其交付的每个交付物。

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Seller (to the extent permitted by applicable Law) at or prior to the Closing of each of the following conditions:

(a) The Representations and Warranties of Buyer shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such Representations and Warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date).

(b) Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) No Order or Law shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that would make the consummation of such transactions illegal or otherwise prevent the consummation of such transactions.

(d) Buyer shall have delivered each of the deliverables required to be delivered by it under Section 2.3(b).

第7条 终止 / ARTICLE 7 TERMINATION

7.1 终止 / 7.1 Termination

本协议可在交割前随时终止：

(a) 各方相互书面同意；

(b) 由买方终止，若卖方在本协议中任何陈述、保证、契约或协议的重大违反导致买方义务条件失败，且该违反在向卖方书面通知后十（10）营业日内未治愈；或

(c) 由卖方终止，若买方在本协议中任何陈述、保证、契约或协议的重大违反导致卖方义务条件失败，且该违反在向买方书面通知后十（10）营业日内未治愈。

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Parties;

(b) by Buyer if there has been a material breach by Seller of any Representation, Warranty, covenant or agreement set forth in this Agreement that would give rise to the failure of a condition to Buyer's obligations and such breach is not cured within ten (10) Business Days following written notice thereof to Seller; or

(c) by Seller if there has been a material breach by Buyer of any Representation, Warranty, covenant or agreement set forth in this Agreement that would give rise to the failure of a condition to Seller's obligations and such breach is not cured within ten (10) Business Days following written notice thereof to Buyer.

7.2 终止效果 / 7.2 Effect of Termination

若根据本第7条终止本协议，各方在本协议下所有义务终止，且任何一方在本协议下无进一步责任，除第5.1条（保密）、5.6条（费用）、本第7.2条及第8条（杂项）存续终止外。本第7.2条不免除任何一方对本协议任何故意或故意违反的责任。

In the event of termination of this Agreement pursuant to this Article 7, all obligations of the Parties under this Agreement shall terminate, and no Party shall have any further liability hereunder, except that the provisions of Sections 5.1 (Confidentiality), 5.6 (Expenses), this Section 7.2 and Article 8 (Miscellaneous) shall survive termination. Nothing in this Section 7.2 shall relieve any Party from liability for any willful or intentional breach of this Agreement.

第8条 杂项 / ARTICLE 8 MISCELLANEOUS

8.1 通知 / 8.1 Notices

本协议下所有通知、要求、同意、权利主张、要求、豁免及其他通信应以书面形式作出，并被视为已给予 (a) 亲手交付时（有书面回执确认）；(b) 若由全国认可的隔夜快递发送（要求回执）时收到时；(c) 若由传真或.pdf文件电子邮件发送（有传输确认）时，若在收件人正常营业时间内发送，则在发送日期，若在收件人正常营业时间后发送，则在下一个营业日；或 (d) 邮寄经认证或挂号邮件、要求回执、邮资预付后第三（3）日。

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

8.2 可分割性 / 8.2 Severability

若本协议任何条款或规定在任何司法管辖区无效、非法或不可执行，该无效、非法或不可执行不影响本协议任何其他条款或规定，或在任何其他司法管辖区使该条款或规定无效或不可执行。

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8.3 完整协议 / 8.3 Entire Agreement

本协议、卖方披露附表、交易文件及其他本协议下要求交付的文件构成各方就本协议及该等文件主题事项的唯一及完整协议及全部理解，取代各方就该等主题事项此前及同时的所有口头或书面理解、协议及陈述与保证。

This Agreement, the Seller Disclosure Schedules, the Transaction Documents and the other documents required to be delivered hereunder constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings, agreements and representations and warranties, both written and oral, with respect to such subject matter.

8.4 继受人及受让人 / 8.4 Successors and Assigns

本协议对各方各自继受人及许可受让人具有约束力，并使其受益。未经对方事先书面同意，任何一方不得通过法律运作或其他方式转让本协议或其本协议下任何权利、权益或义务；但，买方可将本协议下其权利及义务转让给任何关联方或合并、合并或出售其所有或实质所有资产的继受实体，而无须该等同意。违反本协议的任何据称转让无效。

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests or obligations hereunder, whether by operation of Law or otherwise, without the prior written consent of the other Party; provided, however, that Buyer may assign its rights and obligations hereunder to any Affiliate or successor entity in connection with a merger, consolidation or sale of all or substantially all of its assets without such consent. Any purported assignment in contravention hereof shall be null and void.

8.5 无第三方受益人 / 8.5 No Third-Party Beneficiaries

本协议仅为各方及其各自许可受让人的利益，本协议中无任何明示或默示意图或将赋予任何其他人士在本协议下或因本协议的任何法律或衡平权利、利益或救济。

This Agreement is for the sole benefit of the Parties and their respective permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.6 修改及补充；豁免 / 8.6 Amendment and Modification; Waiver

本协议仅可由各方签署的书面协议修改、变更或补充。任何一方对本协议任何规定的豁免仅若明确以书面形式载明并由该方签署方有效。任何一方豁免不得运作或被解释为对未由该书面豁免明确识别的任何失败、违反或违约的豁免，无论类似或不同性质，且无论发生于该豁免前或后。不行使、延迟行使本协议下任何权利、救济、权力或特权不构成对其的豁免；亦不排除任何其他或进一步行使或本协议下任何其他权利、救济、权力或特权的行使。

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7 管辖法律；管辖权提交 / 8.7 Governing Law; Submission to Jurisdiction

本协议及本协议或本协议预期交易产生的或与之相关的所有争议或争议，应受Neveda州内部法律管辖并据其解释，不考虑任何选择或冲突法律规定或规则（无论Neveda州或其他司法管辖区）导致适用其他司法管辖区法律。各方不可撤销提交位于Neveda州纽卡斯尔县的州及联邦法院专属管辖，以就本协议或本协议预期交易产生的或与之相关的任何诉讼、诉讼或其他程序。各方不可撤销及无条件放弃其就本协议或本协议预期交易产生的或与之相关的任何法律诉讼的陪审团审判的任何权利。

This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Neveda, without giving effect to any choice or conflict of law provision or rule (whether of the State of Neveda or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Neveda. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New Castle County, Neveda for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.8 特定履行 / 8.8 Specific Performance

各方同意，若各方未按照本协议规定条款履行其本协议下义务（包括任何一方未采取本协议要求其采取的行动以完成本协议）或以其他方式违反该等规定，将发生金钱救济即使可用亦非充分救济的不可弥补损害。各方承认并特此同意 (a) 其有权，除法律或衡平下其有权救济外，取得禁令、特定履行或其他衡平救济以防止违反（或违反威胁）本协议并具体执行本协议条款及规定，(b) 金钱损害非本协议任何违反的充分救济，以及 (c) 特定履行权系本协议预期交易的组成部分，无该权利，各方将不订立本协议。因此同意，各方有权取得禁令或禁令以防止违反本协议并具体执行本协议条款及规定，在美国任何法院或具有管辖权的任何州法院，此外于其法律或衡平下有权救济。各方规定，若该方违反本协议中任何契约或协议，将导致其他方遭受不可弥补损害，且金钱损害将非充分救济。各方进一步规定，其他方寻求禁令或禁令以防止违反本协议或特定履行时，无需公布债券或其他担保。

The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and hereby agree that (a) they shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance or other equitable relief to prevent breaches (or threat of breaches) of this Agreement and to enforce specifically the terms and provisions hereof, (b) monetary damages are not an adequate remedy for any breach of this Agreement, and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, the Parties would not have entered into this Agreement. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party stipulates that the other Parties would suffer irreparable harm if there were a breach by such Party of any covenant or agreement contained herein and that monetary damages would not provide an adequate remedy therefor. Each Party stipulates further that the other Parties shall not be required to post a bond or other security in connection with any action seeking an injunction or injunctions to prevent breaches of this Agreement or specific performance.

8.9 语言 / 8.9 Language

本协议的解释所用语言为英语。任何一方应发出的所有通知，以及所有与本协议或本协议履行或终止有任何相关方式的通信和文件，包括任何争议解决程序，均应以英文形式呈现。

The language which governs the interpretation of this Agreement is the English language. All notices to be given by any Party and all other communications and documentation which are in any way relevant to this Agreement or the performance or termination of this Agreement, including any dispute resolution proceedings, shall be in the English language.

8.10 副本 / 8.10 Counterparts

本协议可签署多份，每份视为原件，但所有副本共同构成各方之间同一协议。通过传真、电子邮件或其他电子传输交付的本协议签署副本应被视为具有与原件签署副本相同法律效力。

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

各方特此通过其正式授权代表于生效日期签署本协议。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

BUYER / ISSUER: NORTHANN CORP.

By:	/s/ LIN LI

Name:	LIN LI

Title:	CEO

SELLER: Kingsford Consultancy Ltd.

By:	/s/ Stephen James

Name:	Stephen James

Title:	CEO

附表 / SCHEDULES

附表1：软件规格 / Schedule 1: Software Specifications

软件为综合供应链管理系统，具有以下关键功能： / The Software is a comprehensive supply chain management system with the following key functionalities:

序号 / Seq.	描述 / Description	关键功能 / Key Functions
1	智能采购决策引擎 / Intelligent Procurement Decision Engine

- 全球木材期货及现货价格实时采集 / - Real-time collection of global timber futures and spot prices - AI预测未来60天价格趋势 / - AI prediction of price trends for the next 60 days - 智能推荐最佳采购时机及采购量 / - Intelligent recommendation of optimal procurement timing and volume - 虚拟库存管理体系 / - Virtual inventory management system - 在途、在港、在库原材料一体化可视化 / - Integrated visualization of in-transit, in-port, and in-warehouse raw materials

2	产销协同数字孪生系统 / Production-Sales Collaborative Digital Twin System

- 实时对接门店、电商销售数据 / - Real-time integration of store and e-commerce sales data - AI预测未来30天各SKU需求 / - AI prediction of demand for each SKU over the next 30 days - 自动生成最优生产计划 / - Automatic generation of optimal production plans - 动态匹配包材与基材 / - Dynamic matching of packaging and base materials - 精益生产减少换线损耗及材料浪费 / - Lean production to reduce line changeover losses and material waste

3	区块链绿色溯源平台 / Blockchain Green Traceability Platform

- 从海外林场GPS坐标到工厂加工全链路数据上链 / - Full-chain data upload from overseas forest GPS coordinates to factory processing - 与FSC、PEFC等认证机构节点对接 / - Integration with FSC, PEFC and other certification bodies - 一键生成欧盟木材法规(EUDR)、美国雷斯法案合规报告 / - One-click generation of EU Timber Regulation (EUDR) and U.S. Lacey Act compliance reports - 每个产品赋予“绿色数字身份证” / - Assignment of "green digital ID" to each product - 消费者扫码即时验证 / - Consumer instant verification via QR code scan

4	AI需求预测引擎 / AI Demand Forecasting Engine

- 融合200+影响因子（销售、天气、楼市、区域画像等） / - Integration of 200+ influencing factors (sales, weather, real estate, regional profiles, etc.) - 多模态学习+迁移学习+异常检测 / - Multimodal learning + transfer learning + anomaly detection - 支持花色趋势NLP分析 / - Support for color trend NLP analysis

5	供应商协同门户 / Supplier Collaboration Portal

- 供应商实时查看订单、排产、物流状态 / - Real-time visibility for suppliers on orders, production schedules, and logistics status - 在线确认交期、上传检验报告 / - Online confirmation of delivery dates and upload of inspection reports - 全链路信息透明 / - Full-chain information transparency

6	库存智能调优系统 / Intelligent Inventory Optimization System

- 多品类SKU动态安全库存计算 / - Dynamic safety stock calculation for multi-category SKUs - 滞销/畅销预警 / - Slow-moving/fast-moving item alerts - 自动建议调拨、促销策略 / - Automatic suggestions for transfers and promotions - 库存周转率管理 / - Inventory turnover rate management

7	金融级区块链存证体系（技术底座） / Financial-Grade Blockchain Evidence System (Technical Base)

- Hyperledger Fabric联盟链 / - Hyperledger Fabric consortium chain - IPFS分布式存储大文件 / - IPFS distributed storage for large files - 零知识证明保护商业机密 / - Zero-knowledge proofs to protect trade secrets - 数据不可篡改、时间戳认证 / - Immutable data with timestamp certification - Kubernetes容器编排 / - Kubernetes container orchestration - Spring Cloud微服务 / - Spring Cloud microservices - Kafka高吞吐消息队列 / - Kafka high-throughput message queue - Redis高性能缓存 / - Redis high-performance caching

附表2.1：购买资产 / Schedule 2.1: Purchased Assets

•	附表1所述软件的所有源代码、目标代码、可执行文件及相关材料。 / - All source code, object code, executables, and related materials for the Software as described in Schedule 1.

•	软件的所有文档、用户手册、技术规格及培训材料。 / - All documentation, user manuals, technical specifications, and training materials related to the Software.

•	构成软件的所有数据库、API及接口。 / - All databases, APIs, and interfaces comprising the Software.

•	专与软件相关的所有商业秘密、专有技术及保密信息。 / - All trade secrets, know-how, and confidential information exclusively related to the Software.

•	与软件相关的商誉。 / - Goodwill associated with the Software.

附表3.2：限制性 legends / Schedule 3.2: Restrictive Legend

对价股份证书应带有以下 legends：

The following legend shall be placed on certificates representing the Consideration Shares:

“本证券未根据1933年《证券法》（经修订，“证券法”）或任何州证券法律注册。本证券的任何转让无效或无效，除非 (I) 证券法下注册声明对其生效，或 (II) 持有人向NORTHANN CORP. 提供律师意见，该意见合理满意于NORTHANN CORP.，认为证券法下注册豁免适用于该转让，或 (III) 持有人向NORTHANN CORP. 提供美国证券交易委员会的“无行动”函。”

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL BE EFFECTIVE WITH RESPECT THERETO, OR (II) THE HOLDER SHALL HAVE FURNISHED TO NORTHANN CORP. AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO NORTHANN CORP., THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT SHALL APPLY TO SUCH TRANSFER, OR (III) THE HOLDER SHALL HAVE FURNISHED TO NORTHANN CORP. A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

附表3.3：购买价款分配 / Schedule 3.3: Purchase Price Allocation

资产类别 / Asset Category	分配金额 / Allocation Amount

软件（V类 - 无形资产） / Software (Class V - Intangibles)	$5,000,000

总计 / Total	$5,000,000